UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

WILSON BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)
(615) 444-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Wilson Bank Holding Company (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of its common stock included in a Form 8-A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Description of Common Stock

The following summary descriptions of selected provisions of the Company’s charter, bylaws, common stock, par value $2.00 per share (the “Common Stock”) and Tennessee Business Corporation Act are not complete. The summaries are subject to, and are qualified entirely by, the provisions of the Company’s charter and bylaws, in each case as amended, and applicable law.
            General. The authorized capital stock of the Company consists of 50,000,100 shares, with 50,000,000 shares reserved for the Common Stock and 100 shares reserved for Organizational Stock. The holders of the Company’s Common Stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Holders of the Common Stock have no preemptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to shares of the Company’s Common Stock. All shares of the Company’s Common Stock that are outstanding are fully paid and nonassessable.
            Board of Directors. The Company’s bylaws provide that the number of directors shall be no fewer than five nor more than 15. The Company’s charter provides that the directors will be classified into three classes, as nearly equal in number as possible with each class to serve for staggered three year terms. Under the the Company’s bylaws, the shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director without cause. The Company’s bylaws provide that if so provided in the Company’s charter, any of the directors may be removed for cause by the affirmative vote of a majority of the entire board of directors; however, such a method of removal is not provided for in the the Company’s charter. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him, and the meeting notice must state the purpose, or one of the purposes, of the meeting is the removal of directors. Directors may be removed without cause only by vote of a majority of the shareholders entitled to vote at a regular or special meeting. The Company’s charter provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by the board of directors. Any director elected to fill a vacancy shall hold office until the next annual meeting following his or her election to the board of directors at which time such person will be subject to election and classification. Under the Company’s bylaws, if the directors remaining in office constitute fewer than a quorum of the board of directors, they may fill such vacancies by the affirmative vote of a majority of all the directors remaining in office.
Dividends. Holders of the Company’s Common Stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of funds legally available for dividends. In order to pay any dividends, the Company may need to receive dividends from its bank subsidiary or have other sources of funds. The Company’s bank subsidiary in any one calendar year can only pay dividends to the Company in an amount equal to or less than the total amount of its net income for that calendar year combined with retained net income for the preceding two years. Payment of dividends in excess of this amount requires the consent of the Commissioner of the Tennessee Department of Financial Institutions.
The Company’s ability to pay dividends to holders of the Common Stock in the future will depend on its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to the Common Stock and other factors deemed relevant by the Company’s board of directors.
Charter Provisions. The Company’s charter provides that the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of the charter or as part of Company’s bylaws inconsistent with the purpose and intent of Article 8 of the charter, which creates staggered terms for the board of directors.
Anti-Takeover Statutes. The Tennessee Control Share Acquisition Act generally provides that, except as stated below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of a Tennessee corporation’s directors. Shares acquired by such person that causes it to exceed each of these thresholds will be deemed to be control shares. However, voting rights will be restored to control shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock, other than shares held by the owner of the control shares. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at fair value.
The Tennessee Control Share Acquisition Act is not applicable to the Company because the Company’s charter does not contain a specific provision “opting in” to the act as is required under the act.
The Tennessee Investor Protection Act, or TIPA, provides that unless a Tennessee corporation’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within the preceding year, may make a takeover offer for any class of equity security of the offeree company if after completion the offeror would be a beneficial owner of more than 10% of any class of outstanding equity securities of the company unless the offeror, before making such purchase: (1) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company; (2) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities; and (3) files with the Tennessee Commissioner of Commerce and Insurance (the "Commissioner") and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner.
The offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a takeover offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If the takeover offer is for less than all the outstanding equity securities of any class, such an offer must also provide for acceptance of securities pro rata if the number of securities tendered is greater than the number the offeror has offered to accept and pay for. If such an offeror varies the terms of the takeover offer before its expiration date by increasing the consideration offered to offerees, the offeror must pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.
The TIPA does not apply to the Company, as it does not apply to bank holding companies subject to regulation by a federal agency.
The Tennessee Business Combination Act generally prohibits a “business combination” by the Company or a subsidiary with an “interested shareholder” within five years after such shareholder becomes an interested shareholder. The Company or a subsidiary of the Company can, however, enter into a business combination within that period if, before the interested shareholder became such, the board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds (2/3) of the other shareholders.
For purposes of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of the Company’s stock. The Company’s charter does not have special requirements for transactions with interested parties; however all business combinations, as defined above, must be approved by a majority of the Company’s directors and a majority of the shares entitled to vote.
The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, the Company may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the Company or the Company makes an offer, of at least equal value per share, to all shareholders of such class.
Indemnification. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.
The Company’s bylaws provide that it shall indemnify and advance expenses to each of the Company’s directors or officers, or any person who may have served at the request of the Company’s board of directors or the Company’s Chief Executive Officer, as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect or hereafter adopted. The Company’s bylaws also provide that the Company may indemnify and advance expenses to any employee or agent of the Company who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the board of directors determines that to do so is in the best interests of the Company.

The Company’s bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which a director or officer may be entitled under any statute, charter provision, bylaw, resolution adopted by the shareholders, resolution adopted by the board of directors, agreement, insurance purchased by the Company or otherwise, both as to action in his official capacity and as to action in another capacity.
The Company believes that its bylaw provisions related to indemnification on liability are necessary to attract and retain qualified persons as directors and officers.
The Company has in effect a directors’ and officers’ liability insurance policy which provides coverage for the Company’s and its bank subsidiary’s directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By: /s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

Date: June 21, 2017